Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Salem Communications Corporation and subsidiaries (collectively, the “Company”) of our report dated March 9, 2012, relating to our audits of the consolidated financial statements, and the financial statement schedule, which appear in the Annual Report on Form 10-K of Salem Communications Corporation for the year ended December 31, 2011.

/s/ SingerLewak LLP

Los Angeles, California

July 23, 2012